UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2006

THE ELECTRIC NETWORK.COM INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-49891

(Commission File Number)

33-0860242

(IRS Employer Identification No.)

#1400-1500 West Georgia Street, Vancouver, British Columbia, V6G 2Z6

(Address of principal executive offices and Zip Code)

(604) 684-3027

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 30, 2006, we issued 5,050,000 common shares to three investors at an issue price of $0.20 per share for total proceeds of $1,010,000 in accordance with the terms of three private placement agreements dated May 30, 2006. We issued the common shares in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933 by issuing the common shares to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction.

Item 8.01 Other Events.

In accordance with the Term Sheet dated May 15, 2006, between our company and Societe d’Energie Solaire S.A., our company deposited CHF1,000,000 (US$828,100) of the proceeds from the private placement described in Item 3.02 into the trust account of a Swiss lawyer. The Term Sheet requires the deposit funds to be transferred into escrow with another Swiss lawyer upon the signing of a share exchange agreement, which lawyer will hold the escrowed funds until the closing thereof. In the event that: (i) Societe d’Energie breaches the terms of the share exchange agreement; (ii) our company elects to terminate the share exchange agreement in its sole discretion; or (iii) the share exchange agreement is not signed on or prior to June 15, 2006, the lawyer will release the escrowed funds to our company. The term sheet was filed on Form 8-K on May 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ELECTRIC NETWORK.COM INC.

/s/ John Veltheer

By: John Veltheer, President

June 6, 2006